Exhibit 99.1


NETRO BOARD REJECTS REVISED ACQUISITION OFFER FROM WYNDCREST HOLDINGS, LLC

San Jose, CA, August 12, 2002 - (Business Wire) -- Netro Corporation (NASDAQ:
NTRO), a leading provider of broadband fixed wireless solutions, announced today that its Board of Directors had rejected the revised acquisition offer from Wyndcrest Holdings, LLC of Palm Beach, Florida.

As previously disclosed, on August 2, 2002, Netro received a "letter of intent" from Wyndcrest Holdings, LLC offering to purchase all of the outstanding shares of Netro for $247 million (approximately $4.04 per share, based upon 61,194,406 shares outstanding as of July 12, 2002), which represented an increase of approximately 0.7% from the prior offer of $4.01 per share, or $245.4 million based upon 61,194,406 shares outstanding as of July 12, 2002. The offer was conditioned upon due diligence.

In exercising its fiduciary duties, the Board continues to believe that the proposal is not in a range that reflects the true long-term value of Netro. The Board therefore rejected the proposal as not being in the best interests of Netro's stockholders. Consistent with its fiduciary duties, the Board will also continue to closely monitor the evolving Angel and AirStar markets and the company's business plan, and intends to continue to take such future actions which it believes are in the best interests of the company's stockholders.

The Board also reiterated its belief that the tender offer represents a prudent and efficient means of providing short-term value and liquidity to stockholders. It allows stockholders that wish to sell their shares, an opportunity to do so at a significant premium to prices prevailing prior to the tender offer, while allowing stockholders who are not interested in selling a chance to retain a larger percentage interest in Netro's business and prospects. In focusing on long-term stockholder value, Netro intends to pursue opportunities to reduce operating costs and increase operating efficiencies.

NETRO'S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER NETRO NOR ITS BOARD OF DIRECTORS NOR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO NETRO'S STOCKHOLDERS WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED.


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About Netro Corporation

Netro Corporation is a leading provider of fixed broadband wireless systems used by telecommunications service providers to deliver voice and high-speed data services for access and mobile infrastructure applications to customers worldwide. Netro's vision is to provide breakthrough technology packaged in a carrier-class, practical solution that enables quick service delivery and efficient use of capital. Netro offers a broad range of low and high frequency products for business and residential, access and mobile infrastructure needs, with a wide set of licensed frequencies for point to multipoint: 1.9 to 39 GHz. The company's AirStar and Angel products have an impressive track record of performance and stability worldwide.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, political and economic conditions in the countries we do business in, business conditions generally, growth in the telecommunications industry, delays in the expansion of networks by existing customers, the financial condition and strategy of our OEM partners, lower than expected customer orders, competitive pressures, technological difficulties encountered in developing new products, the availability of capital to service providers, the ability to timely adopt the Angel product for the international marketplace, achieving revenues from the Angel product in the second half of 2002, and Netro's ability to manufacture and sell the Angel product on a cost-effective basis. We expressly disclaim any responsibility to update any projections contained herein. Further information regarding these and other risks is included in Netro's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, in Netro's Quarterly Report on Form 10-Q for the three months ended March 31, 2002 and in its other filings with the Securities and Exchange Commission.

Media Contact

Jeff Lloyd
Sitrick & Company, Inc.
(310) 788-2850

Investor Contact

Sanjay Khare, CFO
Netro Corporation
(408) 216-1500